EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Superior Energy Services, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-125316, No. 333-116078, No. 333-101211, No. 333-33758, No. 333-43421, No. 333-12175, No. 333-136809, No. 333-146237, No. 333-144394, and No. 333-161212) on Form S-8 of Superior Energy Services, Inc. of our reports dated February 25, 2011, with respect to the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Superior Energy Services, Inc.
Our report refers to a change in the method of accounting for business combinations.
/s/ KPMG LLP
New Orleans, Louisiana
February 25, 2011